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                                                                    EXHIBIT 5



                                January 21, 1998


Advanced Fibre Communications, Inc.
1445 McDowell Boulevard North
Petaluma, CA 94954

                  Re:   Registration Statement for Offering of
                        an aggregate of 4,138,074 Shares of Common Stock

Ladies and Gentlemen:

                  We refer to your Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 4,138,074 shares of the Common Stock of Advanced Fibre Communications, Inc. (the "Company") under the Company's 1996 Stock Incentive Plan (the "Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the Registration Statement, such shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's Common Stock.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,


                                    /s/ Brobeck, Phleger & Harrison LLP

                                    BROBECK, PHLEGER & HARRISON LLP